Exhibit 99.2

HUNT ACQUISITION PROPERTIES

Statements of Revenues and Direct Operating Expenses

Year Ended December 31, 2011

and

Three Months Ended March 31, 2012 and 2011 (Unaudited)

HUNT ACQUISITION PROPERTIES

TABLE OF CONTENTS

Page
Report of Independent Registered Public Accounting Firm	1

Statements of Revenues and Direct Operating Expenses of the Hunt Acquisition Properties for the year ended December 31, 2011 and for the Three Months Ended March 31, 2012 and 2011 (Unaudited)	2

Notes to Statements of Revenues and Direct Operating Expenses of the Hunt Acquisition Properties	3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

SandRidge Energy, Inc.

We have audited the accompanying statement of revenues and direct operating expenses of the Hunt Acquisition Properties for the year ended December 31, 2011. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Hunt Acquisition Properties described in Note 1 for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement reflects the revenues and direct operating expenses of the Hunt Acquisition Properties as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Hunt Acquisition Properties.

Hein & Associates LLP

Houston, Texas

August 10, 2012

HUNT ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(In thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011
	(Unaudited)
Oil and natural gas revenues	$14,433	$21,152	$87,112
Direct operating expenses	6,786	6,917	30,133

Revenues in excess of direct operating expenses	$7,647	$14,235	$56,979

See notes to statements of revenues and direct operating expenses

Hunt Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

Note 1—Properties and Basis of Presentation

The accompanying statements present the revenues and direct operating expenses of interests in oil and natural gas producing properties acquired by a wholly-owned subsidiary of SandRidge Energy, Inc. (the “Company”), from Hunt Oil Company, Hunt Chieftain Development, L.P. and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”) on June 20, 2012. The Company paid $38.5 million for the properties. The properties, referred to herein as the “Hunt Acquisition Properties”, are located in the Gulf of Mexico.

The statements of revenues and direct operating expenses have been derived from Hunt’s historical financial records and prepared on the accrual basis of accounting. Revenues and direct operating expenses relate to the historical net revenue interests and net working interests, respectively, in the Hunt Acquisition Properties. Oil and natural gas revenues are recognized on the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease operating expenses, production and ad valorem taxes, transportation and all other direct operating costs associated with the properties. Direct operating expenses do not include corporate overhead, interest expense and income taxes.

The statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Hunt Acquisition Properties going forward due to the omission of various operating expenses. During the periods presented, the Hunt Acquisition Properties were not accounted for by Hunt as a separate business unit. As such, certain costs, such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Hunt Acquisition Properties.

Note 2—Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows from operating, investing and financing activities in accordance with accounting principles generally accepted in the United States of America are not presented as such information is not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made to the Hunt Acquisition Properties. Accordingly, the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission’s Regulation S-X.

Note 3—Supplemental Oil and Natural Gas Reserve and Standardized Measure Information (Unaudited)

The following oil and natural gas reserve information was prepared by the Company based upon information provided by the Company’s petroleum engineers and is presented in accordance with ASC Topic 932, Extractive Activities – Oil and Gas.

Oil and Gas Reserve Quantities

The following table presents the estimated remaining net quantities of proved, proved developed and proved undeveloped oil and natural gas reserves of the Hunt Acquisition Properties, all of which are located in the United States, estimated by the Company’s petroleum engineers, and the related summary of changes in estimated quantities of net remaining proved reserves during the year ended December 31, 2011.

	Crude oil	Natural gas
	(MBbl)	(MMcf)
Proved Reserves
Beginning balance	3,768	54,704
Production	(524)	(7,912)

Ending balance	3,244	46,792

Proved Developed Reserves, December 31, 2011	2,286	24,657

Proved Undeveloped Reserves, December 31, 2011	958	22,135

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be economically producible in future years from known reservoirs under economic conditions, operating methods and government regulation existing at the time the estimate is made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled leases, or from existing wells where a relatively large major expenditure is required for recompletion.

Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the computation of the standardized measure of discounted future net cash flows (the “Standardized Measure”) relating to proved reserves and the changes in such cash flows of the Hunt Acquisition Properties in accordance with ASC Topic 932. The Standardized Measure is the estimated net future cash inflows from proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, estimated future income taxes (if applicable) and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisitions, exploration and development costs. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the unweighted average of first-day-of-the-month commodity prices for the period and any fixed and determinable future price changes provided by contractual arrangements in existence at period end. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. An annual discount factor of 10% is applied to the future net cash flows.

Future net cash inflows were estimated by using the unweighted average of first-day-of-the-month oil and natural gas prices for the period with the estimated future production of period-end proved reserves and assume continuation of existing economic conditions. These prices were $96.19 per barrel of oil and $4.12 per MMBtu of natural gas at December 31, 2011. The index prices have been adjusted for historical average location and quality differentials. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs resulting in net cash flow before tax. Future income tax expense was not considered as the Hunt Acquisition Properties are not tax-paying entities.

The Standardized Measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs involve extensive judgments in estimating the timing of production and costs that will be incurred throughout the remaining lives of the properties and do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may be materially different from actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers. The following table presents future net cash flows relating to the Hunt Acquisition Properties based on the Standardized Measure in ASC Topic 932 (in thousands):

2011
Future cash inflows	$526,829
Future production costs	(105,800)
Future development and abandonment costs	(133,766)
Future income tax expense	—

Future net cash flows	287,263
10% annual discount for estimated timing of cash flows	(73,326)

Standardized measure of discounted futurenet cash flows	$213,937

Changes in the Standardized Measure for the year ended December 31, 2011 are as follows (in thousands):

Beginning of year	196,757
Sales of oil and natural gas, net of costs	(56,979)
Net changes in prices and production costs	37,879
Development costs incurred	18,123
Accretion of discount	18,414
Changes in timing and other	(257)

Net increase	17,180

End of year	$213,937